LightPath Technologies, Inc. 10-Q

Exhibit 32.1

Certifications of Chief Executive Officer

Pursuant to 1350 of Chapter 63 of Title 18 of the United States Code

Pursuant to U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of LightPath Technologies, Inc. (the “Company”) does hereby certify, to the best of such officer’s knowledge, that:

1. The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2016	/s/ J. James Gaynor
James Gaynor,
President and Chief Executive Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LightPath Technologies, Inc. and will be retained by LightPath Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.